                                                                   EXHIBIT(d)(6)

                                                                  EXECUTION COPY



                             AMENDMENT NO. 1 TO THE
                             STOCKHOLDERS AGREEMENT

         THIS AMENDMENT NO. 1 TO THE STOCKHOLDERS AGREEMENT (this "Amendment No. 1"), dated as of November 30, 2001, is by and among Temple-Inland Inc., a Delaware corporation ("Parent"), Temple-Inland Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Merger Subsidiary"), and each of Mid-America Group, Ltd., Marvin A. Pomerantz, Warren
J. Hayford, Daniel P. Casey, Mary Sue Coleman, Harve A. Ferrill, John E. Goodenow, David B. Hawkins, Charles S. Johnson, Jerry W. Kolb, Ralph L. MacDonald Jr., Michael J. Keough, Lawrence G. Rogna, and Jeffrey B. Park (each in his individual capacity, a "Stockholder", and collectively, the "Stockholders").

                                   WITNESSETH:

         WHEREAS, Parent, Merger Subsidiary and the Company, concurrently with the execution and delivery of this Amendment No. 1, will enter into an Amendment No. 1 to the Agreement and Plan of Merger, dated as of the date hereof ("Merger Agreement Amendment No. 1"), which amends, among other things, the Agreement and Plan of Merger, dated as of September 27, 2001 (as amended, the "Merger Agreement"), and all annexes, schedules, exhibits and attachments thereto, to reflect the change in the offer price in the Offer, from $1.80 to $1.25 per Share; and

         WHEREAS, Parent, Merger Subsidiary and the Stockholders have entered into a Stockholders Agreement, dated as of September 27, 2001 (the "Stockholders Agreement"); and

         WHEREAS, Parent, Merger Subsidiary and the Stockholders have agreed to amend the Stockholders Agreement as set forth below.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Subsidiary and the Stockholders hereby agree as follows:

         1. Definitions. Capitalized terms used and not otherwise defined in this Amendment No. 1 shall have the respective meanings assigned to such terms in the Stockholders Agreement.

         2. Schedule 1(a). Schedule 1(a) to the Stockholders Agreement shall be deleted in its entirety and replaced by the updated information set forth on Exhibit A attached hereto.

         3. Purchase and Sale of the Shares. The Stockholders Agreement shall be amended as follows to reflect a reduction from $1.80 to $1.25 in the purchase price per Share:

            Section 3 of the Stockholders Agreement shall be deleted in its entirety and replaced by the following:

         "Each of the Stockholders hereby agrees that it shall tender the Shares into the Offer promptly, and in any event no later than the tenth business day following the commencement of the Offer pursuant to
         Section 1.1 of the Merger Agreement, and that such Stockholder shall not withdraw any Shares so tendered unless the Offer is terminated or has expired. Merger Subsidiary hereby agrees to purchase all the Shares so tendered at a price per Share equal to the Merger Consideration (as defined in the Merger Agreement, as amended by Amendment No. 1 to the Merger Agreement, dated as of November 30, 2001) or any higher price that may be paid in the Offer; provided, however, that Merger Subsidiary's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer set forth in the Merger Agreement and Annex I thereto."

         4. References to the Offer and the Merger. For the avoidance of doubt, all references to the Offer, the Merger and Merger Consideration in the Stockholders Agreement shall refer to the Offer, the Merger and the Merger Agreement as amended pursuant to the terms of Merger Agreement Amendment No. 1.

         5. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Parent and Merger Subsidiary, severally and not jointly, as follows:

         Such Stockholder has all requisite power and authority and, if an individual, the legal capacity, to execute and deliver this Amendment No. 1 and to consummate the transactions contemplated hereby. This Amendment No. 1 has been validly executed and delivered by such Stockholder and, assuming that this Amendment No. 1 constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of Stockholder, enforceable against such Stockholder in accordance with its terms.

         6. Representations and Warranties of Parent and Merger Subsidiary. Each of Parent and Merger Subsidiary hereby, jointly and severally, represents and warrants to the Stockholders as follows:

         Each of Parent and Merger Subsidiary has all requisite corporate power and authority to execute and deliver this Amendment No. 1 and to consummate the transactions contemplated hereby. This Amendment No. 1 has been validly executed and delivered by each of Parent and Merger Subsidiary and, assuming that this Amendment No. 1 constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of each of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms.

         7. Miscellaneous.

         (a) The headings contained in this Amendment No. 1 are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment No. 1 or the Stockholders Agreement.

         (b) This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

         (c) This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         (d) Except as specifically provided herein, the Stockholders Agreement shall remain in full force and effect. In the event of any inconsistency between the provisions of this Amendment No. 1 and any provision of the Stockholders Agreement, the terms and provisions of this Amendment No. 1 shall govern and control.

                            [Signature page follows]

         IN WITNESS WHEREOF, Parent. Merger Subsidiary and each of the Stockholders have caused this Amendment No. 1 to be duly executed and delivered, all as of the date first above written.


                            TEMPLE-INLAND INC.



                            By: /s/  M. RICHARD WARNER
                               -------------------------------
                            Name:    M. Richard Warner
                            Title:   Vice President and Chief
                                     Administrative Officer


                            TEMPLE-INLAND ACQUISITION CORPORATION



                            By: /s/  M. RICHARD WARNER
                               -------------------------------
                            Name:    M. Richard Warner
                            Title:   Vice President

             (Continuation of Signature Page to the Amendment No. 1
                         to the Stockholders Agreement)



                                 MID-AMERICA GROUP, LTD.



                                 By: /s/ MARVIN A. POMERANTZ
                                    -------------------------------
                                 Name:  Marvin A. Pomerantz
                                 Title: Chairman and Chief Executive Officer

                                     /s/ MARVIN A. POMERANTZ
                                 --------------------------------
                                       Marvin A. Pomerantz


                                   /s/ WARREN J. HAYFORD
                                 --------------------------------
                                       Warren J. Hayford


                                   /s/ DANIEL P. CASEY
                                 --------------------------------
                                       Daniel P. Casey


                                   /s/ MARY SUE COLEMAN
                                 --------------------------------
                                       Mary Sue Coleman


                                   /s/ HARVE A. FERRILL
                                 --------------------------------
                                       Harve A. Ferrill


                                   /s/ JOHN E. GOODENOW
                                 --------------------------------
                                       John E. Goodenow


                                   /s/ DAVID B. HAWKINS
                                 --------------------------------
                                       David B. Hawkins

             (Continuation of Signature Page to the Amendment No. 1
                         to the Stockholders Agreement)



                                   /s/ CHARLES S. JOHNSON
                                 --------------------------------
                                       Charles S. Johnson


                                   /s/ JERRY W. KOLB
                                 --------------------------------
                                       Jerry W. Kolb


                                   /s/ RALPH L. MACDONALD, JR.
                                 --------------------------------
                                       Ralph L. MacDonald, Jr.


                                   /s/ MICHAEL J. KEOUGH
                                 --------------------------------
                                       Michael J. Keough


                                   /s/ LAWRENCE G. ROGNA
                                 --------------------------------
                                       Lawrence G. Rogna


                                   /s/ JEFFREY B. PARK
                                 --------------------------------
                                       Jeffrey B. Park

                                                                       EXHIBIT A

                                  SCHEDULE 1(a)
                  OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY




                                     SHARES OF CLASS        SHARES OF            SHARES UNDER
                                        A COMMON           RESTRICTED            UNEXERCISED
SHAREHOLDER                           COMMON STOCK           STOCK              OPTION GRANTS
-----------                          ---------------       -----------          -------------
         MID-AMERICA GROUP, LTD       4,589,942
         MARVIN A. POMERANTZ             40,000
         WARREN J. HAYFORD              883,186                                      28,000
         DANIEL P. CASEY                 77,250               270,000               150,000
         MARY SUE COLEMAN                 3,008                                      28,000
         HARVE A. FERRILL                25,000                                      28,000
         JOHN E. GOODENOW                21,500                                      28,000
         DAVID B. HAWKINS                 2,000                                      28,000
         CHARLES S. JOHNSON              28,000
         JERRY W. KOLB                   10,000                                      21,000
         RALPH L. MACDONALD JR           40,000                                      28,000
         MICHAEL J. KEOUGH               98,570               310,000                85,000
         LAWRENCE G. ROGNA               44,000               135,000                75,000
         JEFFREY B. PARK                 41,024                82,000                55,000

         TOTALS                       5,875,480               797,000               582,000
